Exhibit (j)(1)
GLOBAL CUSTODY AGREEMENT BETWEEN KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC. AND JPMORGAN CHASE BANK, N.A.

Table of contents

1. INTENTION OF THE PARTIES; DEFINITIONS	2

1. INTENTION OF THE PARTIES; DEFINITIONS	2

1. 1 Intention of the Parties	2

1. 2 Definitions	2

2. WHAT BANK IS REQUIRED TO DO	5

2.1 Set Up Accounts	5

2.2 Cash Account	6

2.3 Segregation of Assets; Nominee Name	6

2.4 Settlement of Transactions	7

2.5 Contractual Settlement Date Accounting	7

2.6 Actual Settlement Date Accounting	8

2.7 Income Collection	8

2.8 Miscellaneous Administrative Duties	8

2.9 Corporate Actions	9

2.10 Class Action Litigation	9

2.11 Proxies	9

2.12 Statements of Account	10

2.13 Access to Bank’s Records	10

2.14 Maintenance of Financial Assets at Subcustodian Locations	11

2.16 Foreign Exchange Transactions	11

2.17 Notifications	11

3. INSTRUCTIONS	11

3.1 Acting on Instructions; Method of Instruction and Unclear Instructions	11

3.2 Verification and Security Procedures	12
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

3.3 Instructions; Contrary to Law/Market Practice	12

3.4 Cut-Off Times	12

3.5 Electronic Access	12

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK	12

4.1 Fees and Expenses	12

4.2 Overdrafts	13

4.3 Bank’s Right Over Securities; Set-off	13

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	14

5.1 Appointment of Subcustodians; Use of Securities Depositories	14

5.2 Liability for Subcustodians	15

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER	15

6.1 Representations of Customer and Bank	15

6.2 Customer is Liable to Bank Even if it is Acting for Another Person	16

6.3 J.P. Morgan Not Required to Make Payments on Behalf of Customer	16

7. WHEN BANK IS LIABLE TO CUSTOMER	17

7.1 Standard of Care; Liability	17

7.1 Standard of Care; Liability	17

7.2 Force Majeure	17

7.3 Bank May Consult With Counsel	18

7.4 Bank Provides Diverse Financial Services and May Generate Profits as a Result	18

7.5 Assets Held Outside Bank’s Control	18

7.6 Ancillary services	19

8. TAXATION	19

8.1 Tax Obligations	19

9. TERMINATION	20
Global Custody Agreement — JPMCB NY — CTC Platform — April 2010

9.1 Termination	20

9.2 Exit Procedure	20

10. MISCELLANEOUS	21

10.1 Notifications	21

10.2 Successors and Assigns	21

10.3 Interpretation	21

10.4 Entire Agreement	21

10.5 Information Concerning Deposits at Bank’s London Branch	22

10.6 Insurance	22

10.7 Security Holding Disclosure	22

10.8 USA PATRIOT Act Disclosure	22

10.9 GOVERNING LAW AND JURISDICTION	23

10.10 Severability; Waiver; and Survival	23

10.11 Confidentiality	24

10.12 Pricing	24

10.13 Counterparts	24

10.14 No Third Party Beneficiaries	25

SCHEDULE 1 List of Subcustodians and Markets Used by the Bank	26
SCHEDULE 2 Persons Authorized To Give Instructions	27
SCHEDULE 3 Authorized Fund Managers/Advisers	28
SCHEDULE 4 Form of Board Resolution	29
SCHEDULE 5 Electronic Access	32
Global Custody Agreement — JPMCB NY — CTC Platform — April 2010

GLOBAL CUSTODY AGREEMENT
This agreement, dated October 11, 2010, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 14201 Dallas Parkway,2nd Floor, Mail code: TX1-J165,Dallas, TX 75254, Attention: Marion Scida; and KAYNE ANDERSON MISTREAM/ENERGY FUND, INC. (“Customer”) with a place of business at 717 Texas Avenue, Suite 3100, Houston, Texas 77002.
1.	INTENTION OF THE PARTIES; DEFINITIONS
1.1	Intention of the Parties
(a)	This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to Customer. J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.
1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Account Assets” means each Account and all cash, Financial Assets, and any other property of every kind that are credited to the Account or otherwise held for Customer pursuant to this Agreement.

“Affiliate” means, as context requires, an entity controlling, is controlled by, or is under common control with, J.P. Morgan or Customer.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate of J.P. Morgan.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Code” has the meaning set forth in Section 6.4(a)(iv) of this Agreement.

“Confidential Information” means and includes all non public information concerning Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“ERISA” has the meaning set forth in Section 6.1(a)(iv) of this Agreement.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“JPM Secured Party” has the meaning set forth in Section 4.3(c) of this Agreement.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account. “Securities” does not include cash.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains securities accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement or as instituted by J.P. Morgan. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1 as well as J.P. Morgan Clearing Corp.) and includes any Affiliated Subcustodian.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

2.	WHAT J.P. MORGAN IS REQUIRED TO DO
2.1	Set Up Accounts
(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):
(i)	one or more Securities Accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan or its Subcustodian or a Securities Depository for J.P. Morgan on behalf of Customer, including as an Entitlement Holder; and

(ii)	one or more accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Customer.
Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.
(b)	At the request of Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

(c)	In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement;

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:
(i)	a certified copy of Customer’s constitutional documents as currently in force;

(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Customer (for example by a certified copy of a resolution of Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).
2.2	Cash Account
(a)	Any amount standing to the credit of the Cash Account is a debt due from J.P. Morgan to Customer as banker. Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan’s London Branch. Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)	Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Customer promptly of any such reversal.
2.3	Segregation of Assets; Nominee Name
(a)	J.P. Morgan will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)	To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion,
(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian; and

(iv)	to register in the name of Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by Customer. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure. If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting
(a)	J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.
(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

(ii)	Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan, in its sole discretion, may post the Securities Account as while awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan or a Subcustodian actually receives them.
Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Customer. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

(b)	J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to Customer.
2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7	Income Collection
(a)	Income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(d)	J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.
2.8	Miscellaneous Administrative Duties
(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:
(i)	present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.
(b)	In the event that, as a result of holding Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

(c)	If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such class of Financial Assets on a pro rata basis or in any manner J.P. Morgan deems fair and equitable.
2.9	Corporate Actions
(a)	J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)	J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions. If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action.
2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of Customer in respect to such notifications.

2.11	Proxies
(a)	J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings (“the Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)	the Financial Assets being on loan or out for registration;
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer.
2.12	Statements of Account
(a)	J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet. Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or would have been sent, as the case may be.

(b)	Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day after the transaction was posted.
2.13	Access to J.P. Morgan’s Records
(a)	J.P. Morgan will allow Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian that is a bank to permit Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)	J.P. Morgan will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. Customer shall reimburse J.P. Morgan for the cost of
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.
2.14	Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time. J.P. Morgan may modify Schedule 1 to this Agreement upon notice to Customer.

2.15	Foreign Exchange Transactions

To facilitate the administration of Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available. In all cases where J.P. Morgan, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.16	Notifications

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.
3.	INSTRUCTIONS
3.1	Acting on Instructions; Method of Instruction and Unclear Instructions
(a)	Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.
3.2	Verification and Security Procedures
(a)	J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.
3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer where reasonably practicable.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.
4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN
4.1	Fees and Expenses

Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Any annual fee payable by Customer, and any transaction charges incurred by it, shall be paid monthly by automatic deduction from funds available therefor in the Account or, if there are no such funds, upon presentation of an invoice therefor. The annual fee shall be calculated on the basis of the total market value of the assets in the Account on the last business day of the month for
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

which such fee is charged. Out-of-pocket expenses incurred by J.P. Morgan in the performance of its services hereunder, any and all taxes (including any interest and penalties with respect thereto) which may be levied or assessed under present or future laws upon or in respect of the Account or income thereof, and all other proper charges and disbursements of the Account, shall be charged to the Account by J.P. Morgan and paid in the same manner as the annual fee referred to in this Section 4.1 Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance in such currency, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction which, if effected, would cause such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3	J.P. Morgan’s Right Over Securities; Set-off
(a)	Without prejudice to J.P. Morgan’s rights under Applicable Law, Customer grants to J.P. Morgan a first-priority, perfected security interest in and a lien on the Account and all Account Assets as security for any and all Liabilities related to this Agreement, the Account, or the Account Assets, (and for such other Liabilities that may be agreed upon by the parties in writing) outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan, and J.P. Morgan shall be entitled without notice to Customer, to withhold delivery of such Account Assets, sell or otherwise realize any of such Account Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any obligation owed by Customer to J.P. Morgan, any J.P. Morgan branch or office, or any of its Affiliates any obligation owed to Customer related to this Agreement, the Account, or the Account Assets (and such other obligations that may be agreed upon by the parties in writing) by J.P. Morgan, any J.P. Morgan branch
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

or office. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)	J.P. Morgan shall, without any further consent from Customer, promptly and fully comply with any order or instruction of J.P. Morgan Clearing Corp. or any Affiliate of the J.P. Morgan to which Customer has granted a security interest in any part of the Account Assets (each a “JPM Secured Party”). Customer acknowledges that the security interest of each other JPM Secured Party in the Account Assets is subordinate to the security interests of J.P. Morgan in the Account Assets and that J.P. Morgan shall not be obligated to comply with any such order or instruction if and to the extent that any such security or other property credited to the Account is required as collateral for any outstanding advance or other obligation under this Agreement or any loan or other agreement between J.P. Morgan and Customer.
5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS
5.1	Appointment of Subcustodians; Use of Securities Depositories
(a)	J.P. Morgan is authorized under this Agreement to act through and hold Customer’s Financial Assets with Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in, any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)	Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any agreement or arrangement made by Customer with J.P. Morgan, any particular Subcustodian or any other third party.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

(c)	J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.
5.2	Liability for Subcustodians
(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by Customer that result from:
(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.
(b)	Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.
6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER
6.1	Representations of Customer and J.P. Morgan
(a)	Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

Agreement is Customer’s legal, valid and binding obligation, enforceable against Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency, (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash and (vi) as of the date hereof, none of Customer’s assets and at all times, none of Customer’s assets will constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the “Code”) or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.
(b)	J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.
6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	J.P. Morgan Not Required to Make Payments on Behalf of Customer

J.P. Morgan shall not be required to make any payments on behalf of Customer to Customer’s equity holders, members, managers, partners, shareholders, or beneficiaries, as applicable, and J.P. Morgan’s sole obligation with respect to the payment of distributions and other amounts to Customer’s equity holders, members, managers, partners, shareholders, or beneficiaries, as applicable, shall be, upon instructions from Customer, to transfer, from funds available in a Cash Account for such purpose, to such bank (other than J.P. Morgan) as
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

Customer may designate in such instructions the aggregate amount of such distributions or other amounts specified in such instructions.
7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER
7.1	Standard of Care; Liability
(a)	J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)	J.P. Morgan will be liable for Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)	Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.

(d)	Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.
7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer under this Agreement for any action taken or omitted pursuant to such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Securities or cash with any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record Securities in the name of any person not agreed to by J.P. Morgan. If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities). Although J.P. Morgan will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.
8.	TAXATION
8.1	Tax Obligations
(a)	Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

(b)	Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)	If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)	Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

9.	TERMINATION
9.1	Termination

(a)	The initial term of this Agreement shall be for a period of one year following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, Customer may terminate this Agreement on sixty (60) days’ written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer. Notwithstanding the foregoing, if the Institutional Account Agreement, dated October 6, 2010, among J.P. Morgan Clearing Corp., J.P. Morgan Securities Inc., certain affiliates thereof, and the Customer is terminated, J.P. Morgan shall have the right to terminate this Agreement on the date such Institutional Account Agreement terminates.

(b)	Notwithstanding Section 9.1(a):
(i)	Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)	J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements; and

(iv)	Customer may terminate this Agreement at any time on sixty (60) days’ written notice to J.P. Morgan upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months. No termination fee will be required after the initial term of one year following the date on which J.P. Morgan commenced providing services under the Agreement
9.2	Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.
10.	MISCELLANEOUS
10.1	Notifications

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules and the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, the Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide J.P. Morgan with and
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.9	GOVERNING LAW AND JURISDICTION

THIS AGREEMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM. THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WILL HAVE THE SOLE AND EXCLUSIVE JURISDICTION OVER ANY LAWSUIT OR OTHER JUDICIAL PROCEEDING RELATING TO OR ARISING FROM THIS AGREEMENT. IF THAT COURT LACKS FEDERAL SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY WILL HAVE SOLE AND EXCLUSIVE JURISDICTION. EITHER OF THESE COURTS WILL HAVE PROPER VENUE FOR ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING, AND THE PARTIES WAIVE ANY OBJECTION TO VENUE OR THEIR CONVENIENCE AS A FORUM. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY OF THE COURTS SPECIFIED AND TO ACCEPT SERVICE OF PROCESS TO VEST PERSONAL JURISDICTION OVER THEM IN ANY OF THESE COURTS. THE PARTIES FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE EXTENT THAT IN ANY JURISDICTION CUSTOMER MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGEMENT) OR OTHER LEGAL PROCESS, CUSTOMER SHALL NOT CLAIM, AND IT HEREBY IRREVOCABLY WAIVES, SUCH IMMUNITY.

10.10	Severability; Waiver; and Survival
(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

10.11	Confidentiality
(a)	Subject to Clause 10.11(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the J.P. Morgan’s business, or with the consent of Customer.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:
(i)	any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates and branches, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.
(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.
10.12	Pricing

In providing Customer with an estimated price or indicative valuation, J.P. Morgan is not undertaking to render investment advice, manage money, act as a fiduciary with respect to the Accounts, or place a bid for any security or derivatives transaction. Such estimated prices and indicative valuation may have been obtained from third party sources J.P. Morgan believes to be reliable. J.P. Morgan expressly disclaims any responsibility for (and Customer agrees to hold J.P. Morgan harmless for any loss in respect of) any use to which Customer puts an estimated price or indicative valuation and, by accepting it, Customer hereby agrees that Customer will not provide it (or any part thereof) to any third parties without J.P. Morgan’s prior written consent. The estimated price or indicative valuation may differ significantly from prices at which securities or derivatives transactions could be or could have been purchased or sold in any market or to or from any person or the prices at which J.P. Morgan or any other person would be willing to enter into, terminate, unwind or assign the relevant derivatives transactions. The disclaimers contained in this Section 10.12 are in addition to those contained in any account statement or in any agreement with J.P. Morgan or any Affiliate of J.P. Morgan to which Customer is a party.

10.13	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

10.14	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.		JPMORGAN CHASE BANK, N.A.

By: /s/ Terry A. Hart		By: /s/ Marion R. Scida
Name:	Terry A. Hart	Name:	Marion R. Scida
Title:	Chief Financial Officer	Title:	Vice President
Date:	October 11, 2010	Date:	October 12, 2010
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

     SCHEDULE 1
     List of Subcustodians and Markets Used by the J.P. Morgan as of the Date First Specified Above
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

Last Updated April 23, 2010
Agent and Cash Network (WSS Custody)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 37	Melbourne
AAP Center 259, George Street
Sydney NSW 2000
AUSTRALIA

AUSTRIA	UniCredit Bank Austria AG	J.P. Morgan AG
	Julius Tandler Platz — 3	Frankfurt
A-1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	National Bank of Bahrain
	1st Floor, Building No 2505, Road No 2832	Manama
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18–20 Motijheel C.A	Dhaka
Box 536
Dhaka-1000
BANGLADESH

BELGIUM	Fortis Bank (Nederland) N.V.	J.P. Morgan AG
	Rokin 55	Frankfurt
1012KK Amsterdam
THE NETHERLANDS

BERMUDA	The Bank of Bermuda Limited	The Bank of Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA

BOTSWANA	Barclays Bank of Botswana Limited	Barclays Bank of Botswana Limited
	Barclays House, Khama Crescent	Gaborone
Gaborone
BOTSWANA

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo	HSBC Bank Brasil S.A. Banco Multiplo
	Avenida Brigadeiro Faria Lima 3064, 2nd Floor	Sao Paulo
Sao Paulo, SP 01451-000
BRAZIL

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch	Sofia
49B Bulgaria Blvd
Sofia 1404
BULGARIA

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West	Toronto
Security Level
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	155 Wellington Street West, 2nd Floor	Toronto
Toronto Ontario M5V 3L3
CANADA

CHILE	Banco Santander Chile	Banco Santander Chile
	Bandera 140, Piso 4	Santiago
Santiago
CHILE

CHINA -	China B-Shares:
SHANGHAI
	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	33/F, HSBC Building, Shanghai ifc	New York (for B-Share Market)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA

China A-Shares: Please refer to your Client
Relationship Team

CHINA -	China B-Shares:
SHENZHEN
	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	33/F, HSBC Building, Shanghai ifc	Hong Kong (for B-Share Market)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA

China A-Shares: Please refer to your Client Relationship Team

COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7-32, Piso 3	Bogota
Bogota
COLOMBIA

CROATIA	Privredna banka Zagreb d.d.	Zagrebacka Banka d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CYPRUS	Marfin Popular Bank Public Company Ltd.	J.P. Morgan AG
	154 Limassol Avenue	Frankfurt
P.O. Box 22032
CY-1598 Nicosia
CYPRUS

CZECH	UniCredit Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
REPUBLIC	Revolucni 7	Prague
110 05 Prague 1
CZECH REPUBLIC

DENMARK	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S
	Helgeshoj Alle 33	Copenhagen
Hoje Taastrup
DK-2630 Taastrup
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Swedbank AS	SEB Eesti Uhispank
	Liivalaia 8	Tallinn
EE0001 Tallinn
ESTONIA

FINLAND	Nordea Bank Finland Plc	J.P. Morgan AG
	Aleksis Kiven katu 3-5	Frankfurt
FIN-00020 NORDEA Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Les Grands Moulins de Pantin	Frankfurt
9, rue du Debarcadere
93500 Pantin
FRANCE

	Societe Generale	J.P. Morgan AG
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE

GERMANY	Deutsche Bank AG	J.P. Morgan AG
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

	J.P. Morgan AG#**	J.P. Morgan AG
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
GHANA	Barclays Bank of Ghana Limited	Barclays Bank of Ghana Limited
	Barclays House, High Street	Accra
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG
	Messogion 109-111	Frankfurt
11526 Athens
GREECE

HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A.
	Corporation Limited	Hong Kong
5/F, Tower 1, HSBC Centre
1 Sham Mong Road
Kowloon
HONG KONG

HUNGARY	Deutsche Bank Zrt.	ING Bank N.V.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

*ICELAND*	Islandsbanki hf.	Islandsbanki hf.
	Kirkjusandur 2	Reykjavik
IS-155 Reykjavik
ICELAND

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

INDIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	2nd Floor, ‘Shiv”	Mumbai
Plot No 139-140B
Western Express Highway
Sahar Road Junction
Vile Parle-E
Worli Mumbai 400 057
INDIA

	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	6th Floor, Paradigm ‘B’ Wing	Mumbai
Mindspace, Malad (West)
Mumbai 400 064
INDIA

	Standard Chartered Bank	Standard Chartered Bank
	23–25 Mahatma Ghandi Road	Mumbai
Mumbai 400 001
INDIA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
INDONESIA	Deutsche Bank AG	Deutsche Bank AG
	Deutsche Bank Building	Jakarta
80 Jl. Inman Bonjol
Jakarta 10310
INDONESIA

IRELAND	Bank of Ireland	J.P. Morgan AG
	New Century House	Frankfurt
Mayor Street Lower
International Financial Services Centre
Dublin 1
IRELAND

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

ITALY	Intesa Sanpaolo S.p.A.	J.P. Morgan AG
	6, Piazza della Scala	Frankfurt
20121 Milan
ITALY

*IVORY	Société Générale de Banques en Côte d’Ivoire	Société Générale de Banques en Côte d’Ivoire
COAST*	5 et 7, Avenue J. Anoma — 01 B.P. 1355	Abidjan
Abidjan 01
IVORY COAST

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A.
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A.
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	1st Floor	Western Amman
5th Circle
Western Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
KENYA	Barclays Bank of Kenya Limited	Barclays Bank of Kenya Limited
	c/o Barclaytrust Investment Services & Limited	Nairobi
Mezzanine 3, Barclays Plaza, Loita Street
Nairobi
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Kuwait City, Qibla Area	Safat
Hamad Al-Saqr Street, Kharafi Tower
G/1/2 Floors
Safat 13017
KUWAIT

LATVIA	Swedbank AS	Swedbank AS
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

LITHUANIA	AB SEB Bankas	AB SEB Bankas
	12 Gedimino pr.	Vilnius
LT 2600 Vilnius
LITHUANIA

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

LUXEMBOURG	BGL BNP Paribas	J.P. Morgan AG
	50 Avenue J.F. Kennedy	Frankfurt
L-2951
LUXEMBOURG

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
50100 Kuala Lumpur
MALAYSIA

MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	233 Republic Street	Valletta
Valletta VLT 05
MALTA

MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	HSBC Centre	Port Louis
18 Cybercity
Ebene
MAURITIUS

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

MOROCCO	Societe Generale Marocaine de Banques	Attijariwafa Bank S.A.
	55 Boulevard Abdelmoumen	Casablanca
Casablanca 20100
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Herengracht 477	Frankfurt
1017 BS Amsterdam
NETHERLANDS

NEW ZEALAND	National Australia Bank Limited	Westpac Banking Corporation
	National Nominees Limited	Wellington
Level 2 BNZ Tower
125 Queen Street
Auckland
NEW ZEALAND

NIGERIA	Stanbic IBTC Bank Plc	The Standard Bank of South Africa Limited
	Plot 1712	Johannesburg
Idejo Street
Victoria Island
Lagos
NIGERIA

NORWAY	Nordea Bank Norge ASA	Nordea Bank Norge ASA
	Essendropsgate 7	Oslo
PO Box 1166
NO-0107 Oslo
NORWAY

OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN

PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	P.O. Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Av. Canaval y Moreryra 480 Piso 4	Lima
San Isidro, Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	12/F, The Enterprise Center, Tower 1	Manila
6766 Ayala Avenue Corner Paseo de Roxas
Makati City, Manila 1226
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	BRE Bank S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND

PORTUGAL	Banco Espirito Santo, S.A	J.P. Morgan AG
	7th floor	Frankfurt
Rua Castilho, 26
1250-069 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	3rd Floor, Ali Bin Ali Building	Doha
Al Matar Street #950, Building 150
Ummoglina, Area 27
Doha
QATAR

ROMANIA	ING Bank N.V.	ING Bank N.V.
	13-15 Kiseleff Avenue	Bucharest
011342 Bucharest 1
ROMANIA

*RUSSIA*	J.P. Morgan Bank International**	JPMorgan Chase Bank, N.A.
	(Limited Liability Company)	New York
	Building 2/1, 8th floor	A/C JPMorgan Chase Bank London (USD NOSTRO Account)
Paveletskaya Square
113054 Moscow
RUSSIA

	ING Bank (Eurasia) ZAO	JPMorgan Chase Bank, N.A.
	(Closed Joint Stock Company)	New York
	36 Krasnoproletarskaya ulitsa	A/C JPMorgan Chase Bank London (USD NOSTRO Account)
127473 Moscow
RUSSIA

(For MinFins only)

*	RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SAUDI ARABIA	SABB Securities Limited	SABB Securities Limited
	3/F HSBC Building	Riyadh
North Olaya Road, Al-Murooj Disrict
Riyadh 11413
SAUDI ARABIA

SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Airport City Belgrade	Belgrade
Omladinskih Brigada 88
11070 Belgrade
SERBIA

SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	180 Clemenceau Avenue #03-01	Singapore
Haw Par Centre
239922
SINGAPORE

SLOVAK	UniCredit Bank Slovakia a.s.	J.P. Morgan AG
REPUBLIC	Sancova 1/A	Frankfurt
SK-813 33 Bratislava
SLOVAK REPUBLIC

SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

SOUTH KOREA	Standard Chartered First Bank Korea Limited	Standard Chartered First Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA

SPAIN	Santander Investment, S.A.	J.P. Morgan AG
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SWEDEN	Skandinaviska Enskilda Banken AB (publ)	Svenska Handelsbanken
	Sergels Torg 2	Stockholm
SE-106 40 Stockholm
SWEDEN

	Nordea Bank AB (publ)	Svenska Handelsbanken
	Hamngatan 10	Stockholm
SE-105 71 Stockholm
SWEDEN

SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN

THAILAND	Standard Chartered Bank (Thai) Public Company Limited	Standard Chartered Bank (Thai) Public Company Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak
Silom, Bangrak
Bangkok 10500
THAILAND

TRINIDAD AND	Republic Bank Limited	Republic Bank Limited
TOBAGO	9-17 Park Street	Port of Spain
Port of Spain
TRINIDAD AND TOBAGO

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA

TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.
	O. Faik Atakan Cad.	Istanbul
Inkilap Mah., Yilmaz Plaza, No: 3
Umraniye, 34768 Istanbul
TURKEY

*UKRAINE*	ING Bank Ukraine	JPMorgan Chase Bank, N.A.
	30-A Spaska Street	New York
	04070 Kiev	A/C JPMorgan Chase Bank London (USD NOSTRO
	UKRAINE	Account)

*	RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
UGANDA	Barclays Bank of Uganda Limited	Standard Chartered Bank Ltd.
	Barclays House, Plot 4	Kampala
Hannington Road
Kampala
UGANDA

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES — ADX	Level 4, Precinct Building 4, Unit 5	Abu Dhabi
Gate District
P.O. Box 506553
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES —	Level 4, Precinct Building 4, Unit 5	Abu Dhabi
DFM	Gate District
P.O. Box 506553
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
EMIRATES –	Level 4, Precinct Building 4, Unit 5	New York
NASDAQ Dubai	Gate District	A/C JPMorgan Chase Bank London (USD NOSTRO
	P.O. Box 506553	Account)
Dubai
UNITED ARAB EMIRATES

UNITED	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
KINGDOM.	1 Tallis Street	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

UNITED	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
STATES	4 New York Plaza	New York
New York, NY 10004
U.S.A.

URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo.
Montevideo
URUGUAY

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated April 23, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA

VIETNAM	HSBC Bank (Vietnam) Ltd.	HSBC Bank (Vietnam) Ltd.
	The Metropolitan, 235 Dong Khoi Street	Ho Chi Minh City
District 1
Ho Chi Minh City
VIETNAM

ZAMBIA	Barclays Bank Zambia Plc	Barclays Bank Zambia Plc
	Elunda Park, Plot 4644	Lusaka
Lusaka
ZAMBIA

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE

*	RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.
This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

SCHEDULE 2
Persons Authorized To Give Instructions

Full Name and Official	Method of	Telephone	Specimen
Position	Instruction*	Number	Signature
Kevin S. McCarthy, President and Chief Executive Officer	Writing, telephone or facsimile	713.655.7357	/s/ Kevin S. McCarthy
Terry A. Hart, Chief Financial Officer and Treasurer	Writing, telephone or facsimile	713.493.2038	/s/ Terry A. Hart
James C. Baker, Executive Vice President	Writing, telephone or facsimile	713.655.7371	/s/ James C. Baker
David J. Shladovsky, Secretary and Chief Compliance Officer	Writing, telephone or facsimile	310.284.6438	/s/ David J. Shladovsky
J. C. Frey, Executive Vice President, Assistant Secretary and Assistant Treasurer	Writing, telephone or facsimile	310.284.6451	/s/ J. C. Frey

Signed for and on behalf of Customer by:
Signature: /s/ Terry A. Hart
Name: Terry A. Hart
Position: Chief Financial Officer

*	i.e. writing, telephone or facsimile
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

SCHEDULE 3
Authorized Fund Managers/Advisers
Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund		Accounts for which
Manager/Adviser	Address	authorized *

Signature:
Name:
Title:

*	If left blank, the Fund Manager is authorized to give instructions on all accounts.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

SCHEDULE 4
Form of Board Resolution
To: JPMorgan Chase Bank, N.A.
                                         20
We hereby certify that the following is a true copy of the minutes of the Board of Directors of                                                         * (the “Company”) which was duly called and held on                                         , 20                     and at which a duly qualified quorum was present throughout and entitled to vote.
1.	There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. (“J.P. Morgan”) for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been completed in Schedule 2. Details of any Fund Managers and Advisers had been completed in Schedule 3. The indemnities given to J.P. Morgan in the Custody Agreement were also noted. The meeting considered the form of the Custody Agreement.

2.	IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that ** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.	There was produced to the meeting a form of power of attorney (“power of attorney”) to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company’s constitution.

Director

Secretary

*	Name of Company in full.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

APPENDIX A
Specimen Fund Manager Mandate
TO: JPMORGAN CHASE BANK, N.A.
GLOBAL CUSTODY DIVISION
DATE: ____________________
Dear Sirs,
Re: Global Custody for            (the “Customer”).
We warrant that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s). We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.
We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).
J.P. Morgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Custody Agreement between J.P. Morgan and Customer, or, if no such Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.
We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.
Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.
Signed for and on behalf of [Name of fund manager]
Signature:
Name:
Position:
Evidence of Authority to sign this Letter is enclosed
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and	Method of	Telephone	Specimen
Official Position	Instruction*	Number	Signature

*	i.e. writing, telephone or facsimile
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

SCHEDULE 5
Electronic Access
1.	J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Schedule 5 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavor to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.	In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan owned or sublicensed software provided for a particular Application, J.P. Morgan grants to Customer and, where applicable, its Authorized Persons on the terms of this Schedule 5 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer. Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.	The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 5, the provisions of this Schedule 5 shall prevail.

4.	Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and Customer hereby expressly assumes such risks. Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan. Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.	In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or willful misconduct.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

6.	Customer shall use (and procure that its Affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties.

7.	Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws. Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.	Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 5.
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

EXHIBIT 1
Products
MORECOM
Global Custody Agreement — JPMCB New York — CTC Platform — April 2010

INVESTOR SERVICES jpmorgan.com

Mutual Fund Rider to Global Custody Agreement Between JPMorgan Chase Bank N.A., and Kayne Anderson Midstream/Energy Fund, Inc. effective October 11, 2010
The following modifications are made to the Agreement:
A.	Add a new Section 2.17 to the Agreement as follows:

2.17	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).
(a)	Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan , and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:
(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all

2

factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v)	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.
Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.
(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)	J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

3

B.	Add a new Section 2.18 to the Agreement as follows:

2.18	Compliance with SEC Rule 17f-7 (“rule 17f-7”).
(a)	J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at J.P. Morgan’s Website. In connection with the foregoing, Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.18(a) above.

(c)	Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on notice to Customer from time to time.)
C.	Add the following after the first sentence of Section 5.1(a) of the Agreement: “At the request of Customer, J.P. Morgan may, but need not, add to Schedule 1 an Eligible Foreign Custodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof. J.P. Morgan shall notify Customer in the event that it elects to add any such entity.”

D.	Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:
(d)	The term Subcustodian as used herein shall mean the following:
(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii)	an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

4

(iii)	For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.
(e)	The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean: an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.
(f)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(c)(6).

5

Appendix 1-A
Information Regarding Country Risk
1.	To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):
A	Opinions of local counsel concerning:
——	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

——	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

——	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.
B.	Written information concerning:
——	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

——	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.
C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.
2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:
Market flashes, including with respect to changes in the information in market reports.

6

SCHEDULE 2
ELIGIBLE SECURITIES DEPOSITORIES

7